                                                                    EXHIBIT 23.2


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 23, 2001, included in Active IQ Technologies, Inc.'s Form 8-K filed on May 14, 2001, and all references to our firm included in this registration statement.


/s/  Arthur Andersen LLP

Minneapolis, Minnesota
August 17, 2001